                                  SCHEDULE 14A
                                (RULE 14A - 101)

                              INFORMATION REQUIRED

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No. ____________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]      Preliminary Proxy Statement

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         Parallel Petroleum Corporation
            ---------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

            _________________________________________________________
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                         PARALLEL PETROLEUM CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

         Notice is hereby given that Parallel's Annual Meeting of Stockholders will be held at the Midland Petroleum Club, 501 W. Wall, Midland, Texas 79701, on Thursday, June 19, 2003 at 10:00 a.m.

         We intend to present for your approval at this meeting:

                  - the election of seven Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

                  - the ratification of the reappointment of KPMG LLP as independent auditors for 2003; and

                  - the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

         If you were a holder of record of Parallel common stock at the close of business on May 9, 2003, you are entitled to vote at the Annual Meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                                  Thomas W. Ortloff
                                                  Secretary

May 16, 2003

YOUR VOTE IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE POSTAGE PAID ENVELOPE.

                         PARALLEL PETROLEUM CORPORATION

                          1004 N. Big Spring, Suite 400
                              Midland, Texas 79701
                                 (915) 684-3727

                                 PROXY STATEMENT

SOLICITATION OF PROXIES

         The accompanying proxy is solicited on behalf of the Board of Directors of Parallel for the Annual Meeting of Stockholders. The meeting will be held at the Midland Petroleum Club, 501 W. Wall, Midland, Texas 79701, at 10:00 a.m. on Thursday, June 19, 2003, for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments thereof. The principal executive office of the Company is located at 1004 N. Big Spring, Suite 400, Midland, Texas 79701.

         We will bear the cost of soliciting proxies. Proxies will be solicited primarily by mail, but may be supplemented by personal solicitation by officers, employees and Directors of Parallel. No additional compensation will be paid for their solicitation efforts. The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy are first being mailed to stockholders on or about May 16, 2003.

VOTING AT THE ANNUAL MEETING

         The close of business on May 9, 2003 has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. At that date, Parallel had issued and outstanding 21,143,406 shares of voting common stock.

         Holders of common stock are entitled to vote on all matters properly brought before the meeting, including the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. Each share of common stock you own entitles you to one vote. Cumulative voting is not permitted.

QUORUM AND VOTING REQUIREMENTS

         The presence of a majority of the outstanding shares of common stock, whether in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

         Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. An abstention from voting on a matter or a proxy instructing that a vote be withheld has the same effect as a vote against the matter since it is one less vote for approval.

         A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes on one or more maters will have no impact on such matters since they are not considered "shares present" for voting purposes.

         Directors will be elected by a plurality of votes cast. A plurality means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the ratification of the selection by the Board of Directors of KPMG LLP as Parallel's independent auditor for 2003.

HOW TO REVOKE YOUR PROXY

         You may revoke a proxy at any time before it is voted. You can do this by:

         -        delivering a later dated proxy;

         - by notifying the Secretary in writing specifically revoking the proxy; or

         -        by voting in person at the meeting.

         If you do not make any specification on the proxy, your shares will be voted in accordance with the recommendation of the Board of Directors as stated herein, or at the discretion of the named proxies with regard to any other matter that may properly come before the Annual Meeting.

                                 STOCK OWNERSHIP

         This table shows information as of May 9, 2003 about the beneficial ownership of common stock by: (1) each person known by us to own beneficially more than five percent of our outstanding common stock; (2) the executive officers named in the Summary Compensation Table on page 13 of this Proxy Statement; (3) each Director and nominee for Director of Parallel; and (4) all of our executive officers and Directors (and nominees) as a group:

      Name and Address                        Amount and Nature            Percent
             of                                       of                     of
      Beneficial Owner                     Beneficial Ownership (1)       Class (2)
      ----------------                     -----------------------        ---------
Thomas R. Cambridge                            1,157,045 (3)                5.37%
2201 Civic Circle, Suite 216
Amarillo, Texas  79109

Dewayne E. Chitwood                            1,631,057 (4)                7.49%
400 Pine St., Suite 700
Abilene, Texas 79601

Larry C. Oldham                                  977,090 (5)                4.53%
1004 N. Big Spring, Suite 400
Midland, Texas  79701

Martin B. Oring                                  165,666 (6)                   *
706 Cinnamon Lane
Franklin Lakes, New Jersey 07417

Charles R. Pannill                               148,495 (7)                   *
3416 Acorn Run
Fort Worth, Texas  76019

Ray M. Poage                                           -                       -
4711 Meandering Way
Colleyville, Texas 76034

Jeffrey G. Shrader                                75,000 (8)                   *
801 S. Filmore, Suite 600
Amarillo, Texas 79105

Eric A. Bayley                                   274,490 (9)                1.28%
1004 N. Big Spring, Suite 400
Midland, Texas 79701

John S. Rutherford                               139,300 (10)                  *
1004 N. Big Spring, Suite 400
Midland, Texas 79701

         Name and Address                     Amount and Nature            Percent
                of                                    of                     of
         Beneficial Owner                  Beneficial Ownership (1)       Class (2)
         ----------------                  ------------------------       ---------
Donald E. Tiffin                                  10,415 (11)                  *
1004 N. Big Spring, Suite 400
Midland, Texas 79701

Wes-Tex Drilling Company, L.P.                 1,246,773 (12)               5.81%
519 First National Bank Building West
Abilene, Texas 79601

Julia Jones Matthews                           1,942,856 (13)               8.72%
400 Pine, Suite 900
Abilene, Texas 79601

Dodge Jones Foundation                         1,371,428 (14)               6.20%
400 Pine, Suite 900
Abilene, Texas 79601

All Executive Officers and Directors           4,312,477 (15)              18.43%
as a Group (11 persons)

------------------
* Less than one percent.

(1) Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers.

(2) Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Shares of common stock that may be acquired within sixty days upon exercise of outstanding stock options and warrants or upon conversion of preferred stock are deemed to be outstanding.

(3) Includes 757,045 shares of common stock held indirectly through Cambridge Collateral Services, Ltd., a limited partnership of which Mr. Cambridge and his wife are the general partners. Also included are 400,000 shares of common stock underlying presently exercisable stock options held by Mr. Cambridge.

(4) Includes 932,488 shares of common stock held directly by Wes-Tex Drilling Company, L.P., a limited partnership, and 314,285 shares of common stock that may be acquired by Wes-Tex Drilling Company, L.P. upon conversion of 110,000 shares of preferred stock. In his capacity as president, chief executive officer and a manager of Wes-Tex Holdings, LLC, the general partner of Wes-Tex Drilling Company, L.P., Mr. Chitwood may be deemed to have shared voting and investment powers with respect to such shares. See note 12 below. Also included are 20,000 shares of common stock held by the Estate of Myrle Greathouse (the "Estate"); 157,142 shares that may be acquired by the Greathouse Charitable Remainder Trust (the "Trust") upon conversion of 55,000 shares of preferred stock; and 157,142 shares of common stock that may be acquired by the Greathouse Foundation (the "Foundation") upon conversion of 55,000 shares of preferred stock. Mr. Chitwood is the executor (but not a beneficiary) of the Estate, the trustee (but not a beneficiary) of the Trust and the executive director and a director of the Foundation. In these capacities, Mr. Chitwood may also be deemed to have shared voting and investment powers with respect to the shares of common stock beneficially owned by the Estate, the Trust and the Foundation. However, Mr. Chitwood disclaims beneficial ownership of all shares of common stock held by Wes-Tex Drilling Company, L.P., the Estate, Trust and Foundation. Also included are 50,000 shares of common stock underlying presently exercisable stock options held by Mr. Chitwood.

(5) Includes 200,000 shares of common stock held individually through Oldham Properties, Ltd., a limited partnership of which Mr. Oldham is the general partner and he and his wife are the limited partners. Also included are 440,000 shares of common stock underlying presently exercisable stock options held by Mr. Oldham.

(6) Of the total number of shares shown, 24,000 shares are held directly by Mr. Oring's wife; 50,000 shares may be acquired upon exercise of stock options held by Mr. Oring; and 91,666 shares may be acquired upon exercise of a stock purchase warrant.

(7) Includes 110,000 shares of common stock underlying presently exercisable stock options. Also included are 1,300 shares held by Mr. Pannill as custodian for the benefit of two minor grandchildren and as to which Mr. Pannill disclaims beneficial ownership.

(8) Includes 50,000 shares of common stock underlying presently exercisable stock options.

(9) Includes 255,000 shares of common stock underlying presently exercisable stock options. A total of 6,790 shares of common stock are held indirectly by Mr. Bayley through individual retirement accounts and Parallel's 408(k) Plan.

(10) Includes 158,750 shares of common stock underlying presently exercisable stock options. Also included are 2,550 shares held indirectly by Mr. Rutherford through his 408(k) Plan.

(11) Of the total number of shares shown, 6,500 shares are held indirectly through Mr. Tiffin's individual retirement account.

(12) Includes 314,285 shares of common stock that may be acquired upon conversion of 110,000 shares of preferred stock. See note 4 above.

(13) Includes 400,000 shares of common stock owned directly by the Julia Jones Matthews Family Trust and 171,428 shares of common stock that may be acquired by the Trust upon conversion of 60,000 shares of preferred stock held directly by the Trust. By virtue of her position as the President and a Director of the Dodge Jones Foundation, Matthews has shared voting and investment powers with respect to, and may also be deemed to be the beneficial owner of, 971,428 shares of common stock that may be acquired by the Dodge Jones Foundation upon conversion of 340,000 shares of preferred stock held by it, and 400,000 shares of common stock that are owned directly by the Dodge Jones Foundation. Matthews disclaims beneficial ownership of all shares of common stock beneficially owned by the Dodge Jones Foundation. See note 14 below.

(14) Includes 971,428 shares that may be acquired upon conversion of 340,000 shares of preferred stock. The Dodge Jones Foundation has shared voting and investment powers with respect to such shares of common stock. See note 13 above.

(15) Includes 1,629,416 shares of common stock underlying stock options that are presently exercisable or that become exercisable within sixty days and 628,569 shares of common stock that may be acquired upon conversion of 220,000 shares of preferred stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Parallel's Directors and officers to file periodic reports with the SEC. These reports show the Directors' and officers' ownership, and the changes in ownership, of Parallel's common stock and other equity securities. To our knowledge, all Section 16(a) filing requirements were complied with during 2002.

                              ELECTION OF DIRECTORS

         Our Directors are elected annually by our stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. The number of directors comprising the whole Board is determined by the Board of Directors. On April 24, 2003, we expanded the size of our Board from six to seven Directors. Effective April 28, 2003, Mr. Ray M. Poage was appointed to serve as a Director to fill the vacancy created by expanding the size of the Board. All of our current

Directors and nominees, except Mr. Poage, were elected as Directors at the last annual meeting of stockholders. All nominees have consented to serve as Directors if elected at the Annual Meeting. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board and the shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. We don't know of any reason why any nominee will become unavailable. Shares represented by the accompanying form of proxy will be voted for the election of the six nominees named below unless other instructions are shown on the proxy card.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING SEVEN NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING.

                                                     Director
        Nominee                     Age               Since                  Position with Company
        -------                     ---             ---------          ---------------------------------
Thomas R. Cambridge(1)              67                1985             Chairman of the Board of
                                                                       Directors and Chief
                                                                       Executive Officer

Larry C. Oldham(1)                  49                1979             Director, President and Treasurer

Dewayne E. Chitwood(2)              66                2000             Director

Martin B. Oring(1)(2)(3)            57                2001             Director

Charles R. Pannill(2)               77                1982             Director

Ray M. Poage(3)                     55                2003             Director

Jeffrey G. Shrader(1)(2)(3)         52                2001             Director

---------------------------------------

(1)      Member of Hedging Committee.

(2)      Member of Compensation Committee.

(3)      Member of Audit Committee.

         Mr. Cambridge is an independent petroleum geologist engaged in the exploration for, development and production of oil and natural gas. Since 1990, these activities have been carried out through Cambridge Production, Inc., a Texas corporation. Mr. Cambridge has served as a Director of the Company since February, 1985; as President during the period from October, 1985 to October, 1994; and as Chairman of the Board of Directors and Chief Executive Officer since October, 1985.

         Mr. Chitwood is president, chief executive officer and a manager of Wes-Tex Holdings, LLC, the general partner of Wes-Tex Drilling Company, L.P., a partnership engaged in oil and gas exploration and production. During the five-year period preceding Mr. Chitwood's association with Wes-Tex in 1997, he was an owner and founder of CBS Insurance L.P., a general insurance agency.

         Mr. Oldham, a founder of Parallel, has served as an officer and Director of Parallel since its formation in 1979. Mr. Oldham became President in October, 1994, and served as Executive Vice President prior to that time. Mr. Oldham is a member of the Permian Basin Landman's Association.

         Mr. Oring is the owner and managing member of Wealth Preservation, LLC, a financial counseling firm founded by Mr. Oring in January, 2001. From 1998 to December, 2000, Mr. Oring was Managing Director Executive Services of Prudential Securities Incorporated, and from 1996 to 1998, Mr. Oring was Managing Director Capital Markets of Prudential Securities Incorporated. From 1989 to 1996, Mr. Oring was Manager of Capital Planning for The Chase Manhattan Corporation.

         Mr. Pannill was employed by The Western Company of North America for over thirty years until his retirement in February, 1982. During his employment with The Western Company of North America, Mr. Pannill served in various capacities, including those of an executive officer and director.

         Mr. Poage was employed by KPMG LLP from 1972 until June, 2002 when he retired. Mr. Poage's responsibilities included supervising and managing both audit and tax professionals and providing services, primarily in the area of taxation, to private and publicly held companies engaged in the oil and gas industry. He is a Certified Financial Planner and member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Poage is Chairman of the Audit Committee.

         Mr. Shrader has been a shareholder in the law firm of Sprouse Shrader Smith, Amarillo, Texas, since January, 1993. Mr. Shrader has also been a director of Hastings Entertainment, Inc. since 1992. He presently serves as Chairman of the Compensation Committee.

                            GOVERNANCE OF THE COMPANY

         Our business, property and affairs are managed by, or are under the direction of, the Board of Directors pursuant to the General Corporation Law of the State of Delaware and our bylaws. Members of the Board of Directors are kept informed of the company's business through discussions with the Chairman, with the President and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

         We have been working on strengthening our corporate governance procedures and practices. This includes reviewing and comparing our current procedures and practices to policies, practices and procedures suggested by various authorities active in corporate governance and practices of other public companies. We are currently developing a code of business conduct that will cover all of our employees, including our senior level executives and principal financial officers, and our Directors. We intend to implement appropriate changes in response to the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and the The Nasdaq Stock Market.

         In 2002, our Board of Directors consisted of six Directors. Currently, our Board of Directors consists of seven Directors, five of whom are independent directors under the requirements set forth in the proposed listing rules of The Nasdaq Stock Market.

         Eighteen meetings of the Board of Directors were held in 2002. Mr. Chitwood was absent one meeting. Each other Director attended all meetings of the Board held during the year.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board has three ongoing committees: the Audit Committee, the Compensation Committee and the Hedging Committee. We do not have a standing nominating committee. The review of recommendations for nominees for Board membership is made by the full Board of Directors, including a majority of our independent Directors. The Board will also consider qualified candidates for director suggested by stockholders in written submissions to our corporate Secretary. Under our bylaws, nominations for director may be made only by the Board of Directors or a Board of Directors Committee, or by a stockholder entitled to vote who delivers timely notice along with the additional information and materials required by the bylaws to our corporate Secretary. To be timely, a stockholder's notice must be received at our offices not less than 60 nor more than 90 days prior to the meeting. However, if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by a stockholder must be received not later than the tenth day after the day on which the notice of the date of the meeting was mailed or public disclosure was made. You can obtain a copy of our bylaws by writing to the corporate Secretary, 1004 N. Big Spring, Suite 400, Midland, Texas 79701.

         The Compensation Committee administers our stock option plans and has the responsibility of reviewing and recommending to the Board of Directors the compensation and terms of benefit arrangements with Parallel's officers and the making of awards under such arrangements. Since January 24, 2002, the membership of the Compensation Committee has included Mr. Chitwood, Mr. Oring, Mr. Pannill and Mr. Shrader (Chairman). The Compensation Committee held three meetings in 2002. Each member of the Compensation Committee attended all meetings held during 2002.

         The Audit Committee of the Board of Directors presently consists of three Directors. The Board of Directors has determined that at least one member of the Audit Committee qualifies as an audit committee financial expert under rules adopted by the SEC. The Audit Committee reviews the results of the annual audit of the Company's financial statements and recommendations of the independent auditors with respect to our accounting practices, policies and procedures. As prescribed by our Audit Committee charter, the Audit Committee is also responsible for overseeing management's conduct of our financial reporting process, our systems of internal accounting and financial controls, and the independent audit of our financial statements.

         From May 2, 2001 until April 27, 2003, the Audit Committee was composed of Mr. Oring (Chairman), Mr. Pannill and Mr. Shrader. Upon Mr. Poage's appointment to the Board of Directors, Mr. Pannill resigned from the Audit Committee and Mr. Poage was appointed Chairman of the Audit Committee. Nine meetings of the Audit Committee were held in 2002. Each member of the Audit Committee attended all meetings held during 2002.

         The Hedging Committee is composed of Mr. Oring, Mr. Shrader, Mr. Oldham and Mr. Cambridge. This committee is primarily concerned with reviewing, assisting and advising management on overall risk management strategies and techniques, with the objective of implementing prudent commodity and interest rate hedging arrangements, and monitoring compliance with certain covenants in our bank credit agreement. The Hedging Committee was formed on June 18, 2002 and held two meetings during 2002. Each member of the Hedging Committee attended the meetings held during 2002.

REPORT OF THE AUDIT COMMITTEE

         During 2002, the Audit Committee was composed of Mr. Oring (Chairman), Mr. Pannill and Mr. Shrader. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. The Audit Committee is responsible for monitoring and overseeing management's conduct of our financial reporting process, our systems of internal accounting and financial controls, and the independent audit of our financial statements by our independent auditors, KPMG LLP.

         The Audit Committee reviews the charter annually to ensure that it meets the listing standards for issuers with securities listed for trading on The Nasdaq Stock Market. The charter specifies that the Audit Committee will have at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements. At least one member of our Audit Committee must have past employment experience in finance or accounting. Each of the current Audit Committee members is an "independent director" as defined in the applicable listing standards. The Audit Committee recommends to the Board the appointment of auditors for the Company.

         The Audit Committee reviewed and discussed the audited financial statements with both management and KPMG LLP. Specifically, the Audit Committee discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         The Audit Committee received from KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG LLP the issue of its independence from Parallel.

         Based on the Audit Committee's review of the audited financial statements and in reliance on its discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                                             Martin B. Oring
                                             Charles R. Pannill
                                             Jeffrey G. Shrader

AUDIT FEES

         The aggregate fees billed for professional services rendered for the audit and quarterly reviews of our financial statements for the fiscal year ended December 31, 2002 were approximately $113,400.00.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the fiscal year ended December 31, 2002.

ALL OTHER FEES

         All other fees billed or to be billed by KPMG LLP for the fiscal year ending December 31, 2002 for services other than those described above were approximately $76,600.00. These fees relate to the review and audit work associated with specific oil and gas property acquisitions and dispositions that occurred during the year, and tax review and preparation.

         The Audit Committee has concluded that the provision of services covered in the sections captioned "Financial Information Systems Design and Implementation Fees" and "All Other Fees" are compatible with maintaining KPMG LLP's independence.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         Our Committee is responsible for formulating and administering the overall compensation principles and plans for Parallel. This includes establishing the compensation paid to our officers, administering our stock option plans and, generally, reviewing our compensation programs at least annually. None of the members of the Compensation Committee are current or former employees of Parallel.

         In the past, we have generally reviewed executive compensation in June of each year. However, as part of our overall self-evaluation of corporate governance matters, we expect that our annual review of executive compensation in future years will occur at or near the end of each fiscal year. Our committee believes that making this transition will assist in a more meaningful and objective analysis of year-to-year performance of our executives. Our Committee is reviewing and considering alternative incentive compensation arrangements for our executive officers. We are currently working on and considering implementing steps that we believe will help link executive compensation more closely to Parallel's goal of growth in net asset value and strengthen the alignment of the interests of our executives with the long-term interests of investors.

         We discuss below the policies and principles we followed last year for compensating our executive officers.

         Goals and Objectives

         Creating value for our stockholders is the primary objective of Parallel's Board. Our Committee supports this objective by establishing compensation arrangements that we believe will attract and retain qualified executives. At the same time, we are mindful of, and try to balance our executive compensation arrangements with, the interests and concerns of stockholders. We try to emphasize compensation arrangements that we believe will
(1) motivate and retain talented individuals and reward performance, (2) provide long term performance incentives, (3) encourage the application of prudent decision making processes in an industry marked by volatility and high risk and
(4) maintain the alignment of management's interests with the interests of Parallel stockholders.

         Compensation Components

         As in prior years, our judgments regarding executive compensation last year were primarily based upon our assessment of each executive officer's leadership, performance and individual contributions to Parallel's business. We rely upon judgment, not upon rigid guidelines or formulas, or short term changes in our stock price, in determining the amount and mix of compensation elements for each executive officer. In reviewing the overall compensation of our officers, we consider the following components of executive compensation:

                  -        base salaries;

                  -        stock option grants;

                  -        cash bonuses;

                  -        insurance plans; and

                  - contributions by Parallel to the 408(k) retirement plan.

         Evaluation Factors

         Historically, we have evaluated compensation paid to our officers based upon the following factors:

                  -        Parallel's oil and gas reserves;

                  -        the market value of Parallel's common stock;

                  -        cash flow and earnings;

                  - the extent to which the officers have been successful in finding and creating opportunities for Parallel to participate in drilling or acquisition ventures having quality prospects;

                  - the ability of our officers to formulate and maintain sound budgets for drilling ventures and other business activities;

                  -        the overall financial condition of Parallel;

                  -        the extent to which proposed business plans are met;

                  - comparing the compensation packages of our officers with the compensation packages of officers of other companies similar to Parallel;

                  - the volatility of our industry and, in particular, the performance of our executives during periods of depressed industry conditions; and

                  - the individual performance, leadership, business knowledge and level of responsibility of our officers.

We have not assigned relative weights or rankings to these factors. Instead, we made subjective determinations based upon a consideration of all of these factors.

         In establishing base salaries for our officers, we have not relied on independent consultants to analyze or prepare formal surveys for us. However, when considering salary increases we do make informal comparisons of our executives' compensation with the compensation paid to executives of other publicly and privately held companies similar to Parallel. We also rely on our general knowledge and experience in the oil and gas industry, focusing on a subjective analysis of each of our executive's contributions to Parallel's overall performance. In addition, we take into account the fact that we do not provide significant perquisites to our executive officers. While specific performance levels or "benchmarks" are not used to establish salaries or grant stock options, we do take into account historic comparisons of Parallel's performance. With respect to awards of stock options, we attempt to provide the executives with a long term incentive compensation vehicle that could result in future additional compensation to the executives, but only if the value of our common stock increases for all stockholders. All stock options are granted with exercise prices equal to the fair market value of the common stock on the date of grant. When awarding stock options, we consider the number of options granted on prior occasions and the length of time between option grants. We believe that granting stock options encourages long term performance and helps align the interests of management with our stockholders.

         CEO Compensation

         In the case of Mr. Cambridge, the Chief Executive Officer of Parallel, the factors we considered in establishing the level and components of compensation, in addition to those discussed above, included the amount of time devoted by Mr. Cambridge to Parallel's overall business activities, the fact that he does not participate in any of Parallel's insurance or retirement plans and the extent to which Mr. Cambridge is directly involved in special projects that Parallel undertakes. These additional factors are included and considered in the evaluation of Mr. Cambridge's compensation since he does not serve the Company as a full-time employee. In June, 2002, our Committee reviewed Mr. Cambridge's overall compensation and performance over the prior twelve-month period. Upon review, the Committee recommended, and the Board of Directors approved, an increase in Mr. Cambridge's annual cash compensation from $101,080 to $110,000, and a cash bonus in the amount of $25,000. We believe that the leadership, individual responsibilities, business skills, execution of business plans and performance demonstrated by Mr. Cambridge during the period under review warranted the increased salary and bonus paid to Mr. Cambridge. In reviewing the compensation of Mr. Cambridge, we also took into account the fact that a stock option was granted to Mr. Cambridge in October, 2001 and determined that it was not appropriate to grant additional stock options to Mr. Cambridge in 2002. Our conclusions and recommendations underscored our belief that the stock options previously granted to and held by Mr. Cambridge, together with the cash compensation being paid to Mr. Cambridge, provide an adequate reward and long-term incentive for Mr. Cambridge.

         Limit on Deductibility of Certain Compensation

         Provisions of the Internal Revenue Code that restrict the deductibility of certain compensation over one million dollars per year have not been a factor in our considerations or recommendations.

                                             Jeffrey G. Shrader (Chairman)
                                             Dewayne E. Chitwood
                                             Charles R. Pannill
                                             Martin B. Oring

SUMMARY OF ANNUAL COMPENSATION

         The table below shows a summary of the types and amounts of compensation for the last three fiscal years paid to our chief executive officer and each of the four most highly compensated executive officers, based on salary and bonus for 2002.

                           Summary Compensation Table

                                                                           Long-Term Compensation
                                                                     ---------------------------------
                                      Annual Compensation                   Awards             Payouts
                            --------------------------------------   ----------------------    -------
                                                         Other                                               All
                                                         Annual      Restricted   Securities                Other
                                                         Compen-       Stock      Underlying    LTIP       Compen-
     Name and                 Salary        Bonus        sation       Awards       Options/    Payouts     sation
Principal Position   Year       ($)          ($)          ($)          ($)          SAR(#)       ($)         ($)
------------------   ----   ---------   ------------   --------      ----------   ----------   -------   -----------
T. R. Cambridge      2002   $ 106,284   $ 158,888(1)   $    450         0                0        0             0
   Chief Executive   2001   $  91,362   $  26,000      $    900         0          100,000        0             0
   Officer and       2000   $  77,755   $   2,000      $    900         0                0        0             0
   Chairman of the
   Board

L. C. Oldham         2002   $ 187,316   $ 555,674(1)   $ 17,850(2)      0                0        0      $ 11,113(3)
   President         2001   $ 170,392   $  26,000      $ 17,922         0          200,000        0      $ 14,470
   and Director      2000   $ 161,000   $   2,000      $ 10,067         0                0        0      $ 12,230

E. A. Bayley         2002   $ 111,792   $ 172,178(1)   $ 16,127(4)      0                0        0      $  6,303(5)
   Vice President    2001   $  96,155   $  13,000      $ 15,705         0           50,000        0      $  6,489

J. S. Rutherford     2002   $ 110,384   $ 410,352(1)   $ 16,540(6)      0                0        0      $  6,488(7)
   Vice President    2001   $ 103,411   $  13,000      $ 15,028         0           50,000        0      $  6,925

D. E. Tiffin         2002   $  99,832   $  47,421      $  8,257(8)      0           50,000        0      $  5,990(9)
   Vice President

------------------------------

(1) The bonuses paid to Messrs. Cambridge, Oldham, Bayley and Rutherford during 2002 include payments made to them under our Incentive Award Agreements as a result of the sale of First Permian's assets. Under these agreements, Mr. Cambridge received $132,480; Mr. Oldham - $529,266; Mr. Bayley - $158,770; and Mr. Rutherford - $396,944. Additional information about these agreements can be found under the caption "Incentive Award Agreements" on page 24 of this Proxy Statement. We paid Mr. Tiffin a signing and inducement bonus in the amount of $46,013 when he joined Parallel in June, 2002.

(2) These amounts include insurance premiums for nondiscriminatory group life, medical, disability and dental insurance as follows: $17,647 for 2002; $16,366 for 2001; and $7,058 for 2000.

(3) For 2002, such amount includes $11,113 contributed by Parallel to Mr. Oldham's individual retirement account maintained under Parallel's 408(k) simplified employee pension plan/individual retirement account, and the reimbursement of $4,624 for income tax preparation and planning. For 2001, such amount includes $11,482 contributed by Parallel to Mr. Oldham's retirement account and the reimbursement to Mr. Oldham of $2,988 for income tax preparation and planning. For 2000, such amount includes $9,750 contributed by Parallel to Mr. Oldham's retirement account and the reimbursement to Mr. Oldham of $2,480 for income tax preparation and planning.

(4) This amount includes insurance premiums for nondiscriminatory group life, medical, disability and dental insurance as follows: $15,150 for 2002; and $14,808 for 2001.

(5) This amount represents Parallel's contribution to Mr. Bayley's individual retirement account maintained under the 408(k) simplified employee pension plan/individual retirement account.

(6) This amount includes insurance premiums for nondiscriminatory group life, medical, disability and dental insurance as follows: $14,221 for 2002; and $13,155 for 2001.

(7) This amount represents Parallel's contribution to Mr. Rutherford's individual retirement account maintained under the 408(k) simplified employee pension plan/individual retirement account.

(8) This amount includes insurance premiums in the amount of $8,150 for nondiscriminatory group life, medical, disability and dental insurance.

(9) This amount represents Parallel's contribution to Mr. Tiffin's individual retirement account maintained under the 408(k) simplified employee pension plan/individual retirement account.

         STOCK OPTIONS

                  Parallel uses stock options as part of the overall compensation of directors, officers and employees. Summary descriptions of our stock option plans are included in this Proxy Statement, beginning on page 20, so you can review the types of options we have granted and the significant features of our stock options.

                  In the following table, we show certain information with respect to the only stock option granted in 2002 to any of the executive officers named in the Summary Compensation Table.

                      Option/Sar Grants in Last Fiscal Year

                                                Individual Grants
                    ---------------------------------------------------------------------
                                                                                             Potential Realizable
                                                                                                Value at Assumed
                    Number of           Percent of                                             Annual Rates of Stock
                    Securities        Total Options                                          Price Appreciation for
                    Underlying         Granted to       Exercise or                              Option Term (1)
                     Options          Employees in       Base Price        Expiration        -----------------------
    Name            Granted (#)        Fiscal Year         ($/Sh)             Date             5%($)         10%($)
------------        -----------       -------------     -----------     -----------------    --------     -----------
D. E. Tiffin         50,000(2)           34.48%             2.18        November 14, 2012     $ 68,549    $ 173,718

----------------------

(1) These amounts are calculated based on the indicated annual rates of appreciation and annual compounding from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. There is no assurance that the amounts reflected in this table will be achieved.

(2) An incentive stock option to purchase 50,000 shares of common stock was granted to Mr. Tiffin on November 14, 2002 under Parallel's 1998 Stock Option Plan. The option is exercisable in two equal annual installments on November 14, 2003 and November 14, 2004.

         The following table shows certain information about stock options exercised in 2002 and the value of unexercised stock options held by the named executive officers at December 31, 2002.

                       Aggregated Option/SAR Exercises in
            Last Fiscal Year and Fiscal Year - End Option/SAR Values

                                                                                                       Value of
                                                       Number of Securities Underlying                 Unexercised
                                                        Unexercised Options at Fiscal             in-the-Money Options
                                                                Year-End (#)                    at Fiscal Year-End ($) (2)
                         Shares          Value         -------------------------------      --------------------------------
                       Acquired on     Realized
     Name               Exercise        ($)(1)         Exercisable       Unexercisable      Exercisable       Unexercisable
---------------        -----------     --------        -----------       -------------      -----------       -------------
T. R. Cambridge            -              -              400,000                  -         $  46,000(3)       $      -

L. C. Oldham               -              -              420,000            180,000         $  92,700(4)       $      - (4)

E. A. Bayley               -              -              230,000             25,000         $  37,080(5)       $      - (5)

J. S. Rutherford           -              -              133,750             25,000         $  37,100(6)       $      - (6)

D. E.  Tiffin              -              -                    -             50,000         $       -          $ 28,000

----------------------

(1) The value realized is equal to the fair market value of a share of common stock on the date of exercise, less the exercise price of the stock options exercised.

(2) The value of in-the-money options is equal to the fair market value of a share of common stock at fiscal year-end ($2.74 per share), based on the last sale price of Parallel's common stock, less the exercise price.

(3) At December 31, 2002, the exercise prices of exercisable options to purchase a total of 350,000 shares of common stock held by Mr. Cambridge exceeded $2.74, the fair market value of our common stock on that date.

(4) At December 31, 2002, the exercise prices of exercisable options to purchase a total of 320,000 shares of common stock held by Mr. Oldham exceeded $2.74, the fair market value of our common stock on that date. In addition, an unexercisable stock option to purchase 180,000 shares of common stock was held by Mr. Oldham at fiscal year-end, which also had an exercise price greater than $2.74.

(5) At December 31, 2002, the exercise prices of exercisable options to purchase a total of 190,000 shares of common stock held by Mr. Bayley exceeded $2.74, the fair market value of our common stock on that date. In addition, an unexercisable stock option to purchase 25,000 shares of common stock was held by Mr. Bayley at fiscal year-end, which also had an exercise price greater than $2.74.

(6) At December 31, 2002, the exercise prices of exercisable options to purchase a total of 93,750 shares of common stock held by Mr. Rutherford exceeded $2.74, the fair market value of our common stock on that date. In addition, an unexercisable stock option to purchase 25,000 shares of common stock was held by Mr. Rutherford at fiscal year-end, which also had an exercise price greater than $2.74.

EQUITY COMPENSATION PLANS

      At December 31, 2002, a total of 2,896,250 shares of common stock were authorized for issuance under our equity compensation plans. In the table below, we describe certain information about these shares and the equity compensation plans which provide for their authorization and issuance. You can find additional information about our stock option plans beginning on page 20 of this Proxy Statement.

                      Equity Compensation Plan Information

-------------------------------------------------------------------------------------------------------------------------
                                             (a)                        (b)                               (c)
-------------------------------------------------------------------------------------------------------------------------
                                                                                                 Number of securities
                                                                                                 remaining available for
                                                                                                 future issuance under
                                    Number of securities to      Weighted-average                equity compensation
                                    be issued upon exercise      exercise price of               plans (excluding
                                    of outstanding options,      outstanding options,            securities reflected in
Plan category                       warrants and rights          warrants and rights             column (a))
-------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders            2,038,750                      $3.66                             282,500
-------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders              575,000(1)                   $3.82                                   0
-------------------------------------------------------------------------------------------------------------------------
Total                                   2,613,750                      $3.70                             282,500
-------------------------------------------------------------------------------------------------------------------------

(1) These shares include an aggregate of 200,000 shares of common stock underlying stock options granted in June, 2001 to non-officer employees pursuant to Parallel's Employee Stock Option Plan; 275,000 shares of common stock underlying a stock purchase warrant we issued to an investment banking firm in November, 2001; and 100,000 shares of common stock underlying a stock option granted to Mr. Cambridge in 1993, which expires in October, 2003.

                             STOCK PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

         The indexes in the performance graph compare the annual cumulative total stockholder return on Parallel's common stock with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and a peer group index comprised of 87 U.S. companies engaged in crude oil and natural gas operations, based on an SIC Code Index for crude petroleum and natural gas companies, whose stocks were traded on Nasdaq during the five-year period ended December 31, 2002. The SIC Code Index is published by the Center for Research in Security Prices of the University of Chicago Graduate School of Business. The table assumes that the value of an investment in Parallel's common stock and each index was $100 at the end of 1997 and that all dividends were reinvested.

[PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------------------------------------
     Symbol            Total Returns Index for:          12/31/97      12/31/98   12/31/99    12/31/00      12/31/01     12/31/02
     ------            -----------------------           --------      --------   --------    --------      --------     --------
[SQUARE SYMBOL]    Parallel Petroleum Corporation         100.0          21.3        25.0       56.5           47.1        40.6
[STAR SYMBOL]      Nasdaq Stock Market (US Companies)     100.0         141.0       261.5      157.8          125.2        86.5
[TRIANGLE SYMBOL]  NASDAQ Stocks (SIC 1310-1319 US        100.0          48.6        50.2      104.3           78.1        77.5
                      Companies) Crude Petroleum and
                      Natural Gas
-----------------------------------------------------------------------------------------------------------------------------------

CHANGE OF CONTROL ARRANGEMENTS

         Stock Option Plans

         Parallel's outstanding stock options and stock option plans contain certain change of control provisions which are applicable to Parallel's outstanding stock options, including the options held by our officers and Directors. For purposes of our options, a change of control occurs if:

            - Parallel is not the surviving entity in a merger or consolidation;

            - Parallel sells, leases or exchanges all or substantially all of its assets;

            -     Parallel is to be dissolved and liquidated;

            - any person or group acquires beneficial ownership of more than 50% of Parallel's common stock; or

            - in connection with a contested election of directors, the persons who were directors of Parallel before the election cease to constitute a majority of the Board of Directors.

         If a change of control occurs, the Compensation Committee of the Board of Directors can:

            -     accelerate the time at which options may be exercised;

            - require optionees to surrender some or all of their options and pay to each optionee the change of control value;

            - make adjustments to the options to reflect the change of control; or

            - permit the holder of the option to purchase, instead of the shares of common stock as to which the option is then exercisable, the number and class of shares of stock or other securities or property which the optionee would acquire under the terms of the merger, consolidation or sale of assets and dissolution if, immediately before the merger, consolidation or sale of assets or dissolution, the optionee had been the holder of record of the shares of common stock as to which the option is then exercisable.

         The change of control value is an amount equal to, whichever is applicable:

            - the per share price offered to Parallel's stockholders in a merger, consolidation, sale of assets or dissolution transaction;

            - the price per share offered to Parallel's stockholders in a tender offer or exchange offer where a change of control takes place; or

            - if a change of control occurs, other than from a tender or exchange offer, the fair market value per share of the shares into which the options being surrendered are exercisable, as determined by the Committee.

         Change of Control Agreements

         In June, 2001, Parallel entered into Change of Control Agreements with Mr. Cambridge, Mr. Oldham, Mr. Bayley, Mr. Rutherford and four other employees. Unless extended, these agreements will expire by their own terms on June 1, 2003. These agreements provide that upon the occurrence of a Change of Control, each person will receive a single lump sum cash payment in an amount equal to one year's salary. The agreements also provide for continued participation in Parallel's medical, dental, disability and life insurance and retirement plans for a period of twelve months after a Change of Control. A Change of Control occurs when:

            - any person becomes the beneficial owner of Parallel's voting shares entitling that person to 20% or more of the voting power of Parallel;

            - the stockholders of Parallel approve a transaction providing for (1) Parallel to be merged, consolidated or otherwise combined with another person, (2) the sale of all or substantially all the assets or stock of Parallel or (3) the liquidation or dissolution of Parallel; or

            - less than a majority of the members of the Board are continuing directors. A continuing director means a director of Parallel who either (1) was a director of Parallel on June 1, 2001, the date of the Change of Control Agreements or (2) is an individual whose appointment, election, or nomination for election, as a director of Parallel was approved by a vote of at least a majority of the directors of Parallel then still in office who were continuing directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Parallel).

COMPENSATION OF DIRECTORS

         Parallel's nonemployee Directors each receive $1,500 for attending meetings of the Board of Directors. Nonemployee Directors who are members of a Board committee also receive the following fees:

            - $750 per meeting for service on the Audit Committee, with the Chairman of the Audit Committee being entitled to receive an additional fee of $10,000 per year and each other Audit Committee member receiving $5,000 per year;

            - $750 per meeting for service on the Compensation Committee, with the Chairman of the Compensation Committee being entitled to receive an additional fee of $5,000 per year; and

            -     $750 per meeting for service on the Hedging Committee.

         Under these arrangements, during 2002, Mr. Pannill received $41,750; Mr. Chitwood - $29,250; Mr. Shrader - $41,750; and Mr. Oring - $46,750. All Directors are reimbursed for expenses incurred in connection with attending meetings.

         Directors who are not employees of Parallel are eligible to participate in Parallel's 1997 Nonemployee Directors Stock Option Plan and the 2001 Nonemployee Directors Stock Option Plan. On December 18, 2002, Messrs. Oring, Shrader, Pannill and Chitwood were each granted an option to purchase 50,000 shares of common stock under the 2001 Nonemployee Directors Stock Option Plan. All of the options have an exercise price of $2.80, the fair market value of the common stock on the grant date. The options become exercisable as to one-half of the shares on December 18, 2003 and the remaining one-half become exercisable on December 18, 2004. The options expire ten years from the grant date. On April 28, 2003, Mr. Poage was granted a stock option to purchase 50,000 shares of common stock at an exercise price of $2.61 per share, the fair market value of the common stock on that date. The option becomes exercisable as to one-half of the shares on April 28, 2004 and the remaining one-half become exercisable on April 28, 2005. The option expires ten years from the grant date.

         Before expiring by its own terms on March 1, 2002, Parallel's 1992 Stock Option Plan provided for the grant of a one-time stock option to purchase 25,000 shares of common stock to each person who became a nonemployee director after March 1, 1992. The 1992 Stock Option Plan remains in effect only for purposes of outstanding options previously granted under the plan. No options under this plan were granted during 2002 to any nonemployee director and none are available for grant.

STOCK OPTION PLANS

         1992 STOCK OPTION PLAN. In May, 1992, our stockholders approved and adopted the 1992 Stock Option Plan. As described above, the 1992 Plan expired by its own terms on March 1, 2002, but remains effective for purposes of outstanding options. The 1992 Plan provided for granting to key employees, including officers and Directors who were also key employees of Parallel, and Directors who were not employees, options to purchase up to an aggregate of 750,000 shares of common stock. Options granted under the 1992 Plan to employees are either incentive stock options or options which do not constitute incentive stock options. Options granted to nonemployee Directors are not incentive stock options.

         The 1992 Plan is administered by the Board's Compensation Committee, none of whom were eligible to participate in the 1992 Plan, except to receive a one-time option to purchase 25,000 shares at the time he or she became a Director. The Compensation Committee selected the employees who were granted options and established the number of shares issuable under each option and other terms and conditions approved by the Compensation Committee. The purchase price of common stock issued under each option is the fair market value of the common stock at the time of grant.

         The 1992 Plan provideed for the granting of an option to purchase 25,000 shares of common stock to each individual who was a nonemployee Director of Parallel on March 1, 1992 and to each individual who became a nonemployee Director following March 1, 1992. Members of the Compensation Committee were not eligible to participate in the 1992 Plan other than to receive a nonqualified stock option to purchase 25,000 shares of common stock as described above.

         An option may be granted in exchange for an individual's right and option to purchase shares of common stock pursuant to the terms of a prior option agreement. An agreement that grants an option in exchange for a prior option must provide for the surrender and cancellation of the prior option. The purchase price of common stock issued under an option granted in exchange for a prior option is determined by the Compensation Committee and may be equal to the price for which the optionee could have purchased common stock under the prior option.

         At March 1, 2002, 65,000 shares of common stock remained authorized for issuance under the 1992 Plan. However, the 1992 Plan prohibited the grant of options after March 1, 2002. Consequently, no additional options are available for grant under the 1992 Plan.

         At May 1, 2003, options to purchase a total of 508,750 shares of common stock were outstanding under the 1992 Plan.

         1997 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN. The Parallel Petroleum 1997 Non-Employee Directors Stock Option Plan was approved by our stockholders at the annual meeting of stockholders held in May, 1997. This plan provides for granting to Directors who are not employees of Parallel options to purchase up to an aggregate of 500,000 shares of common stock. Options granted under the plan will not be incentive stock options within the meaning of the Internal Revenue Code.

         This Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to select the nonemployee Directors who are to be granted options; to establish the number of shares which may be issued to nonemployee Directors under each option; and to prescribe the terms and conditions of the options in accordance with the plan. Under provisions of the plan, the option exercise price must be the fair market value of the stock subject to the option on the grant date. Options are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.

         The purchase price of shares as to which an option is exercised must be paid in full at the time of exercise in cash, by delivering to Parallel shares of stock having a fair market value equal to the purchase price, or a combination of cash or stock, as established by the Compensation Committee.

         Options may not be granted under this plan after March 27, 2007. At May 1, 2003, options to purchase a total of 320,000 shares of common stock were outstanding under this plan.

         At May 1, 2003, options to purchase 142,500 shares of common stock were available for future grants under this plan.

         1998 STOCK OPTION PLAN. In June, 1998, our stockholders adopted the 1998 Stock Option Plan. The 1998 Plan provides for the granting of options to purchase up to 850,000 shares of common stock. Stock options granted under the 1998 Plan may be either incentive stock options or stock options which do not constitute incentive stock options.

         The 1998 Plan is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee are not eligible to participate in the 1998 Plan. Only employees are eligible to receive options under the 1998 Plan. The Compensation Committee selects the employees who are granted options and establishes the number of shares issuable under each option.

         Options granted to employees contain terms and conditions that are approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivering to Parallel shares of common stock having a fair market value equal to the purchase price, or any combination of cash or common stock. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant. Options granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.

         Options may not be granted under the 1998 Plan after March 11, 2008. At May 1, 2003, options to purchase a total of 810,000 shares of common stock were outstanding under this plan.

         At May 1, 2003, there were available for future grant under the 1998 Stock Option Plan options to purchase 40,000 shares of common stock.

         2001 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN. The Parallel Petroleum 2001 Non-employee Directors Stock Option Plan was approved by our stockholders at the annual meeting of stockholders held in June, 2001. This plan provides for granting to Directors who are not employees of Parallel options to purchase up to an aggregate of 500,000 shares of common stock. Options granted under the plan will not be incentive stock options within the meaning of the Internal Revenue Code.

         This Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to select the nonemployee Directors who are to be granted options; to establish the number of shares which may be issued to nonemployee Directors under each option; and to prescribe such terms and conditions as the Committee prescribes from time to time in accordance with the plan. Under provisions of the plan, the option exercise price must be the fair market value of the stock subject to the option on the grant date. Options are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.

         The purchase price of shares as to which an option is exercised must be paid in full at the time of exercise in cash, by delivering to Parallel shares of stock having a fair market value equal to the purchase price, or a combination of cash or stock, as established by the Compensation Committee.

         Options may not be granted under this plan after May 2, 2011. At May 1, 2003, options to purchase 450,000 shares of common stock were outstanding under this plan.

         At May 1, 2003, there were available for future grant under this plan options to purchase 50,000 shares of common stock.

         EMPLOYEE STOCK OPTION PLAN. In June, 2001, our Board of Directors adopted the Parallel Petroleum Employee Stock Option Plan. This plan authorized the grant of options to purchase up to 200,000 shares of common stock, or less than 1.00% of our outstanding shares of common stock. Directors and officers are not eligible to receive options under this plan. Only employees are eligible to receive options. Stock options granted under this plan are not incentive stock options.

         This plan was implemented without stockholder approval.

         The Employee Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee selects the employees who are granted options and establishes the number of shares issuable under each option.

         Options granted to employees contain terms and conditions that are approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivering to Parallel shares of common stock having a fair market value equal to the purchase price, or any combination of cash or common stock. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant. Options granted under this plan are not transferable other than by will or the laws of descent and distribution.

         The Employee Stock Option Plan will expire on June 20, 2011. Unless some of the options that have been granted under the plan are forfeited and again become available for future grant, no additional options may be granted under this plan.

         At May 1, 2003, options to purchase 200,000 shares of common stock were outstanding under this plan.

         OTHER OPTION GRANTS. The Board of Directors granted a nonqualified stock option to Mr. Cambridge in October, 1993 under the general corporate powers of Parallel, without stockholder approval. Upon recommendation of the Board's Compensation Committee, the Board granted the option to Mr. Cambridge to purchase 100,000 shares of common stock at an exercise price of $3.9375 per share, the fair market value of the common stock on the grant date. The option is not transferable, except by will or the laws of descent and distribution. The option expires in October, 2003.

RETIREMENT PLAN

         Parallel maintains under Section 408(k) of the Internal Revenue Code a combination simplified employee pension and individual retirement account plan for eligible employees. Generally, eligible employees include all employees who are at least twenty-one years of age.

         Contributions to employee SEP accounts may be made at the discretion of Parallel, as authorized by the Compensation Committee of the Board of Directors. The percentage of contributions may vary from time to time. However, the same percentage contribution must be made for all participating employees. Parallel is not required to make annual contributions to the SEP accounts. Parallel may make tax-deductible contributions for each employee participant of up to 15% of a participant's compensation, or $30,000, whichever is less. Under the prototype simplified employee pension plan adopted by Parallel, all of the SEP contributions must be made to SEP/IRAs maintained with the sponsor of the plan, a national investment banking firm. All contributions to employees' accounts are immediately 100% vested and become the property of each employee at the time of contribution, including employer contributions, income-deferral contributions and IRA contributions. Generally, earnings on contributions to an employee's SEP/IRA account are not subject to federal income tax until withdrawn.

         In addition to receiving SEP contributions made by Parallel, employees may make individual annual IRA contributions of up to the lesser of $10,500 or 15% of compensation. Each employee is responsible for the investment of funds in his or her own SEP/IRA and can select investments offered through the sponsor of the plan.

         Distributions may be taken by employees at any time and must commence by April 1st following the year in which the employee attains age 70 1/2.

         Parallel presently makes matching contributions to employee accounts in an amount equal to the contribution made by each employee, not to exceed, however, 6% of each employee's salary during any calendar year. During 2002, Parallel contributed an aggregate of $56,467 to the accounts of 13 employee participants. Of this amount, $11,113 was allocated to Mr. Oldham's account; $6,303 was allocated to Mr. Bayley's account; $6,488 was allocated to Mr. Rutherford's account; and $5,990 to Mr. Tiffin's account.

INCENTIVE AWARD AGREEMENTS

         Following meetings of Parallel's Board of Directors and its Compensation Committee in May and August, 2000, the Board of Directors at a meeting held in September, 2000 authorized Parallel to enter into Incentive Award Agreements with Mr. Cambridge, Mr. Oldham, Mr. Bayley, Mr. Rutherford and four other employees. These agreements, which were entered into in December, 2001, are intended to provide an incentive to the participants and to reward outstanding efforts and achievements by them when a material contribution to Parallel's success resulted from an Award Event. An Award Event generally meant an acquisition of our oil and gas partnership, First Permian, L.P., a sale of substantially all of First Permian's assets, or Parallel's sale or other disposition of its 30.675% ownership interest in First Permian. The agreements awarded Unit Equivalent Rights to the recipients. A Unit Equivalent Right was essentially equivalent to a Common Unit of common membership interest in First Permian. At March 1, 2002, First Permian had outstanding 1,140,992 Common Units and 1,350,000 Preferred Units. Parallel owned 350,000 Common Units of First Permian. The Unit Equivalent Rights entitled the recipient to a one-time cash bonus. Payment of the bonus was triggered by the occurrence of an Award Event. The amount of a bonus payment was defined as the difference between $30.00 per Common Unit and the price per Common Unit received by First Permian's holders of Common Units in a transaction constituting an Award Event, multiplied by the number of Unit Equivalent Rights granted to the recipient. To illustrate, assuming the holders of First Permian's Common Units received $100.00 per Common Unit from a sale of assets, a recipient of 1,000 Unit Equivalent Rights would be entitled to receive a cash payment equal to $70.00 ($100.00 minus $30.00) multiplied by 1,000, or $70,000.00. Under these Incentive Award Agreements, 9,565 Unit Equivalent Rights were granted to Mr. Oldham; 2,394 were granted to Mr. Cambridge; 2,869 to Mr. Bayley; 7,173 to Mr. Rutherford; and a total of 2,500 Unit Equivalent Rights were granted to four other employees.

         The incentive award agreements also contemplated cash payments upon a Change of Control of Parallel, defined as:

         - any person becoming the owner of 20% or more of Parallel's voting securities;

         - less than a majority of the members of Parallel's Board of Directors continuing to serve as a Director; or

         - approval by Parallel's stockholders of a transaction providing for (1) Parallel to be merged, consolidated or otherwise combined with another person, (2) the sale of all or substantially all of the assets of Parallel, or (3) the liquidation or dissolution of Parallel.

         Upon the occurrence of a Change of Control, each holder of Unit Equivalent Rights would receive a cash payment in an amount equal to the number of Unit Equivalent Rights owned, multiplied by the Per Unit Change of Control Value. The Per Unit Change of Control Value was defined as the quotient of (a) the sum of (1) the remainder of (A) the discounted future net income of First Permian's total proved reserves using SEC requirements, minus (B) the sum of (i) all liabilities of First Permian as set forth in its balance sheet as of the most recent date preceding the Change of Control plus (ii) the liquidation amount of First Permian's outstanding Preferred Units (approximately $13,500,000 plus cumulated but unpaid cash dividends), (2) plus all current assets of First Permian as set forth in its balance sheet, divided by (b) the total number of First Permian's outstanding Common Units.

         In April, 2002, an Award Event occurred when First Permian sold all of its oil and gas properties, and the following cash bonuses were paid:

        Name                               Bonus Payment
--------------------                      ---------------
Thomas R. Cambridge                         $  132,480

Larry C. Oldham                             $  529,266

Eric A. Bayley                              $  158,770

John S. Rutherford                          $  396,944

Four Other Employees                        $  138,348

         Because shares of Energen Corporation's common stock were a component of the total purchase price for First Permian's properties, the portion of the bonus payments attributable to the Energen stock was based upon the price at which we sold our shares of Energen stock.

         The Incentive Award Agreements automatically terminated upon payment of the bonuses.

CERTAIN TRANSACTIONS

         Mr. Chitwood, a director of Parallel, has been the Chief Executive Officer of Wes-Tex Drilling Company, L.P. since January 30, 2001. He was appointed to Parallel's Board on December 19, 2000 to fill a vacancy created by the death of a former director of Parallel. The former director was also the sole owner of Wes-Tex Drilling Company, L.P. before his death. From time to time, Wes-Tex Drilling Company, L.P. acquires undivided interests in oil and gas leasehold acreage from our company and participates with us and other interest owners in our drilling and development operations. Wes-Tex has participated in these operations under standard form operating agreements on the same or similar terms afforded by Parallel to nonaffiliated third parties. We invoice all working interest owners, including Wes-Tex, on a monthly basis, without interest, for their pro rata share of lease acquisition, drilling and operating expenses. During 2002, we billed Wes-Tex $27,170 for its proportionate share of lease operating expenses incurred on properties we operate. The largest amount owed to us by Wes-Tex at any one time during 2002 for its share of lease operating expenses was $6,949. At December 31, 2002, Wes-Tex owed us $1,600 for these expenses. During 2002, we disbursed $53,263 to Wes-Tex in payment of revenues attributable to Wes-Tex's pro rata share of the proceeds from sales of oil and gas produced from properties in which Wes-Tex and Parallel owned interests. Mr. Chitwood is not an owner of Wes-Tex and has no interest in these transactions other than in his capacity as an officer of Wes-Tex.

         During 2002, Cambridge Production, Inc., a corporation owned by Mr. Cambridge, served as operator of 2 wells on oil and gas leases in which we also owned an interest. Generally, the operator of a well is responsible for the day to day operations on the lease, overseeing production, employing field personnel, maintaining production and other records, determining the location and timing of drilling of wells, administering gas contracts, joint interest billings, revenue distribution, making various regulatory filings, reporting to working interest owners and other matters. During 2002, Cambridge Production billed us $103,362 for our pro rata share of lease operating expenses and drilling and workover expenses. We paid $105,340 to Cambridge Production during 2002, which included amounts remaining unpaid and owed to Cambridge Production at the end of 2001. The largest amount we owed Cambridge Production at any one time during 2002 was $17,230. At December 31, 2002, no amounts were due to us from Cambridge Production. Our pro rata share of oil and gas sales during 2002 from the wells operated by Cambridge Production was $186,833. At December 31, 2002, we owed Cambridge Production less than $1,000. Cambridge Production's billings to Parallel are made monthly on the same basis as all other working interest owners in the wells.

         Cambridge Production, Inc. maintains an office in Amarillo, Texas from which Mr. Cambridge performs his duties and services as Chairman of the Board and Chief Executive Officer of Parallel. We reimburse Cambridge Production, Inc. $3,000 per month for office and administrative expenses incurred on behalf of Parallel. During 2002 we reimbursed Cambridge Production, Inc. a total of $21,000.

         Martin B. Oring, a Director of Parallel, is the owner and managing member of Wealth Preservation, L.L.C., a financial consulting services firm. One of Wealth Preservation's clients is Stonington Corporation, an investment banking firm we engaged in November, 2001 for the purpose of obtaining general corporate financial advisory services and financial advisory services in the placement of debt or equity securities. Under Wealth Preservation's consulting agreement with Stonington, Wealth Preservation agreed to assist Stonington in providing financial advice to Parallel. During 2002, Wealth Preservation received $12,500 from Stonington under terms of its agreement with Stonington. The agreement between Wealth Preservation and Stonington expired by its own terms in June, 2002.

         During 2002, we paid $67,202 to First Permian for reimbursement of general and administrative expenses. First Permian paid $1,007 to us for reimbursement of general and administrative expenses. At December 31, 2002, no amounts were owed First Permian or Parallel.

         We believe the transactions described above were made on terms no less favorable than if we had entered into the transactions with an unrelated party.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, subject to ratification by the stockholders at the Annual Meeting, has reappointed the firm of KPMG LLP as independent auditors for the fiscal year ending December 31, 2003. If the stockholders do not ratify this appointment, the Board may consider other independent public accountants or continue the appointment of KPMG LLP. KPMG LLP has been our independent auditor since 1979.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will be afforded an opportunity to make a statement at the Annual Meeting if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

         STOCKHOLDERS ARE REQUESTED TO VOTE FOR THE RATIFICATION OF THE REAPPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matter properly comes before the Annual Meeting, the persons appointed by the proxy intend to vote such proxy in accordance with their best judgment.

         STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON WRITTEN REQUEST TO THE MANAGER OF INVESTOR RELATIONS, PARALLEL PETROLEUM CORPORATION, 1004 N. BIG SPRING, SUITE 400, MIDLAND, TEXAS 79701.

                              STOCKHOLDER PROPOSALS

         Stockholders desiring to submit proposals under SEC Rule 14a-8 for inclusion in our proxy statement and form of proxy for the 2004 annual meeting must submit proposals to us at our principal executive office on or before January 17, 2004 and must satisfy the conditions established by the SEC for such proposals. Proposals should be sent to:

                      Secretary of Parallel Petroleum Corporation
                      1004 N. Big Spring, Suite 400
                      Midland, Texas 79701.

         The use of certified mail, return receipt requested, is suggested.

         Proposals that stockholders wish to present at the 2004 annual meeting (but not included in the related proxy statement) must be received by Parallel within the time periods established by our bylaws, and must satisfy the other conditions for such proposals set forth in our bylaws. Under our bylaws, if we provide at least 70 days' notice or prior public disclosure of the date of the 2004 annual meeting, notice of a matter to be submitted at the 2004 annual meeting must be delivered to us not less than 60 days nor more than 90 days prior to the meeting. If less than 70 days' notice or prior public disclosure of the date of the 2004 annual meeting is given, notices of matters to be submitted at the annual meeting must be received not later than 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure was made. If we do not timely receive notice of a matter to be brought before the meeting, such matter may be excluded from consideration at the meeting. Stockholders are advised to review our bylaws which contain these advance notice requirements.

         The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve and matters incident to the conduct of the Annual Meeting. For any proposal that is not submitted for inclusion in next year's proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2004 annual meeting, SEC rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before April 2, 2004, and advise shareowners in the 2004 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on April 2, 2004.

                                    By Order of the Board of Directors

                                       THOMAS W. ORTLOFF
                                       Secretary

Midland, Texas
May 16, 2003

PROXY - PARALLEL PETROLEUM CORPORATION

ANNUAL MEETING OF STOCKHOLDERS - JUNE 19, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas R. Cambridge and Larry C. Oldham, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of PARALLEL PETROLEUM CORPORATION of record in the name of the undersigned at the close of business on May 9, 2003, which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Annual Meeting and Proxy Statement dated May 16, 2003, receipt of which is acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                            (Please See Reverse Side)

Parallel Petroleum Corporation

[Name and address of shareholder]   [ ] Mark this box with an X if you have made
                                        Changes to your name or address details
                                        above


ANNUAL MEETING PROXY CARD

[A]      PROPOSAL FOR THE ELECTION OF DIRECTORS

1.       The Board of Directors recommends a vote FOR the listed nominees.

                          For  Withhold                           For   Withhold

01 - Thomas R. Cambridge  [ ]    [ ]     05 - Charles R. Pannill  [ ]      [ ]

02 - Dewayne E. Chitwood  [ ]    [ ]     06 - Ray M. Poage        [ ]      [ ]

03 - Larry C. Oldham      [ ]    [ ]     07 - Jeffrey G. Shrader  [ ]      [ ]

04 - Martin B. Oring      [ ]    [ ]

[B]      OTHER PROPOSALS

The Board of Directors recommends a vote FOR the following proposals.

                                                For      Against         Abstain
2.       APPROVAL OF SELECTION OF KPMG LLP AS
         INDEPENDENT AUDITORS FOR THE COMPANY.  [ ]        [ ]             [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

[C] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Signature 1 - Please keep     Signature 2 - Please keep
signature within the box      signature within the box       Date (mm/dd/yyyy)
-------------------------     -------------------------      -----------------
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